Exhibit 10.1

AMENDMENT No. 1 to CHEMICAL PRODUCTS SUPPLY AGREEMENT

This Amendment No. 1 to Chemical Products Supply Agreement (the “Amendment”) is made and entered this 17th day of May, 2022 (“Effective Date”), by and between Flotek Chemistry, LLC, an Oklahoma limited liability company (“Supplier”), and PROFRAC SERVICES, LLC, a Texas limited liability company (“Purchaser”). Supplier and Purchaser are individually referred to as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties have previously entered into that certain Chemical Products Supply Agreement dated as of February 2, 2022 (the “Agreement”);

WHEREAS, the Parties wish to amend the Agreement in order to extend the term and the baseline applicable frac spreads applicable thereto;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows.

1.	Amendment. The Agreement is hereby amended as follows:

a.	Section 1 of the Agreement is hereby amended by replacing the words “three (3) years” with the words “ten (10) years,”

b.	Section 2(a) of the Agreement is hereby amended by replacing the words “thirty-three percent (33%)” with the words “seventy percent (70%);” and

c.

Section 2(b) of the Agreement is hereby amended by (1) replacing the words “ten (10) fleets” and replacing them with the words “thirty (30) fleets” and (2) replacing the words “thirty-three (33%)” with the words “seventy percent (70%).”

2.

Effect. Except as amended by this Amendment, the Agreement shall remain in full force and effect, and this Amendment shall not operate as a waiver or amendment thereto except as expressly specified herein.

3.

Applicable Law, Jurisdiction, Venue and Dispute Resolution. This Amendment shall be governed by the laws of the State of Texas (excluding conflicts of law rules). Tarrant County, Texas shall be the exclusive jurisdiction and venue for the resolution of any dispute hereunder, or that is related hereto, or that arises out of the relationship between the Parties.

4.

Severability. If any part of this Amendment is judicially declared invalid, unenforceable, or to be void because inconsistent with, violative of, or contrary to any Applicable Law, such declaration shall not affect any other part herein and the part so affected shall be reformed to the extent (and only to the extent) necessary to make this Amendment enforceable or, if necessary, the Amendment shall be deemed to be amended to delete the unenforceable part, and the remainder shall have the same force and effect as if such part had never been included herein. The invalidity or unenforceability of any part herein in any jurisdiction shall not affect the validity or enforceability of any such part in any other jurisdiction.

5.

Execution. This Amendment may be executed in multiple counterparts, each of which shall, for all purposes, be deemed an original, but that together shall constitute one and the same instrument. A scanned, executed Amendment may serve as an original document.

6.	Authority to Sign. Each Party represents and warrants that the person signing on its behalf has authority to sign this Agreement and bind the Party thereto, as of the date first written above.

PURCHASER: PROFRAC SERVICES, LLC

Representative:	/s/ Matt Wilks
Print Name:	Matt Wilks
Print Title:	President

SUPPLIER: FLOTEK CHEMISTRY, LLC

Representative:	/s/ John W. Gibson, Jr.
Print Name:	John W. Gibson, Jr.
Print Title:	President & CEO

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